INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement No. 33-35827 of BBH Fund, Inc. (formerly The 59 Wall Street Fund, Inc.) on Form N-1A of our reports dated December 21, 2001, appearing in the annual reports to shareholders of BBH European Equity Fund (formerly The 59 Wall Street European Equity Fund) and the BBH European Equity Portfolio; BBH Pacific Basin Equity Fund (formerly The 59 Wall Street Pacific Basin Equity Fund) and the BBH Pacific Basin Equity Portfolio; BBH Broad Market Fixed Income Fund (formerly The 59 Wall Street Broad Market Fixed Income Fund) and the BBH Broad Market Fixed Income Portfolio; and BBH High Yield Portfolio for the year ended October 31, 2001 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both of which are part of such Registration Statement.




DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 28, 2002